SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
August 7, 2008
Date of report (Date of earliest event reported)
SurModics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-23837	41-1356149

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

9924 West 74th Street
Eden Prairie, Minnesota		55344

(Address of Principal Executive Offices)		(Zip Code)
(952) 829-2700
(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On August 8, 2008, SurModics, Inc. (the “Company”) announced in a press release that it had been informed by Merck & Co., Inc. that, in light of results reported in a recently published study comparing laser treatment and intravitreal injections of triamcinolone acetonide (TA) in patients with diabetic macular edema (DME), Merck is reevaluating the design of its Phase IIb clinical trial for I-vation™ TA. Pending this review, Merck is temporarily suspending enrollment of new patients in the Phase IIb clinical trial. The License and Research Collaboration Agreement between the companies continues. Other development programs with Merck are unaffected. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit
Number	Description
99.1	Press Release dated August 8, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURMODICS, INC.
Date: August 8, 2008	/s/ Philip D. Ankeny
Philip D. Ankeny
Sr. Vice President and Chief Financial Officer